Exhibit 99
                             Selected Information
                              Relating to Series
                        Series 1995-1 Certificates,
                        Series 1996-1 Certificates,
                     Series 1996-2 Certificates, and
                       Series 1997-1 Certificates from
                  January 1, 2000 through December 31, 2000
                 --------------------------------------------
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



               Series 1995-1    Series 1996-1    Series 1996-2     Series 1997-1
               6.50% Auto       5.50% Auto       Floating Rate     Floating Rate
               Loan Asset       Loan Asset       Loan Asset        Loan Asset
               Backed           Backed           Backed            Backed
               Certificates     Certificates     Certificates      Certificates
               ------------     ------------     -------------     -------------


Interest
Paid          $ 46,828,125.04  $ 44,208,333.38  $ 64,616,199.99   $ 50,284,791.68

Servicing
Fee Paid      $  6,666,666.64  $  8,000,000.04  $  9,600,000.00   $  7,500,000.00




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